UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 9, 2006 (March 8, 2006)
Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255

(Commission File Number)	(IRS Employer Identification No.)

10 Columbus Boulevard, Hartford, CT	06106

(Address of Principal Executive Offices)	(Zip Code)
860-293-2006

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE
EX-99.2: THIRD SUPPLEMENTARY BIDDER'S STATEMENT

Item 8.01 Other Events
     On March 8, 2006, Magellan Petroleum Corporation (the “Company”) issued a press release announcing its intention to waive the 90% minimum acceptance condition applicable to the Company’s ongoing exchange offer (the “Exchange Offer”) to acquire all of the ordinary shares of Magellan Petroleum Australia Limited (“MPAL”) (Australian Stock Exchange — code MAG) that it does not currently own.
     A copy of the Company’s press release dated March 8, 2006 announcing its intention to waive the 90% minimum acceptance condition is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.
     On March 9, 2006, the Company filed a Third Supplementary Bidder’s Statement with the Australian Securities and Investments Commission and the Australian Stock Exchange in Australia to announce its intention to waive the 90% minimum acceptance condition and its decision to extend the Offer Period by fourteen (14) days, until March 31, 2006. On March 9, 2006, the Company also mailed its Third Supplementary Bidder’s Statement to MPAL’s Australian shareholders, together with a letter from Walter McCann, Chairman of the Board of Directors of the Company.
     A copy of the Company’s Third Supplementary Bidder’s Statement, accompanied by Mr. McCann’s letter to MPAL shareholders, is filed herewith as Exhibit 99.2 and is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

99.1	Press Release of the Company, dated March 8, 2006, announcing the Company’s intention to waive 90% minimum acceptance condition.

99.2	Third Supplementary Bidder’s Statement of the Company, dated March 9, 2006, and accompanying letter of Walter McCann, Chairman of the Board of the Company, to MPAL Shareholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION
By:	/s/ Daniel J. Samela
	Name:	Daniel J. Samela
	Title:	President, Chief Executive Officer And Chief Financial Officer

Dated: March 9, 2006

EXHIBIT INDEX

Exhibit No.	Description	Page No.
99.1	Press Release of the Company, dated March 8, 2006, announcing the Company’s intention to waive 90% minimum acceptance condition.	5

99.2	Third Supplementary Bidder’s Statement of the Company, dated March 9, 2006, and accompanying letter of Walter McCann, Chairman of the Board of the Company, to MPAL Shareholders.	6